Exhibit 10.2

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment (the “Amendment”) to the Employment Agreement dated as of September 19, 2011 by and between Patriot Coal Corporation, a Delaware corporation (the “Company”), and the undersigned executive (the “Executive”), as amended by Amendment to Employment Agreement dated as of February 22, 2012 and Second Amendment to Employment Agreement dated May 28, 2012 (the “Agreement”), is entered into effective as of the date set forth on the signature page hereof. Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

RECITALS

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Agreement, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sections 1.1 and 1.2 of the Agreement are hereby deleted in their entirety and replaced with the following:

1. Employment.

1.1 Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive during the remaining term hereof as the Company’s President and Chief Executive Officer. In such capacity, Executive shall report to the Board of Directors of the Company (the “Board”) and shall have the customary powers, responsibilities and authorities of executives holding such positions in publicly held corporations of the size, type and nature of the Company, as it exists from time to time.

1.2 Subject to the terms and conditions of this Agreement, Executive hereby accepts employment as the Company’s President & Chief Executive Officer and agrees, subject to any period of vacation or sick leave, to devote his full business time and efforts to the performance of services, duties and responsibilities in connection therewith, subject at all times to review and control of the Board.

2. The parties agree that any and all references in the Agreement to Executive’s position with the Company shall hereinafter refer to his position as President & Chief Executive Officer.

3. This Amendment shall be construed, interpreted and governed in accordance with the laws of the State of New York, without reference to the rules relating to conflicts of law.

4. This Amendment, the Agreement and the Ancillary Documents contain the entire understanding between the parties hereto. Except as provided in an Ancillary Document, this Amendment and the Agreement supersede in all respects any prior or other agreement or understanding, both written and oral, between (i) the Executive, and (ii) the Company, any affiliate of the Company or any predecessor of the Company.

5. This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

PATRIOT COAL CORPORATION

By:	/s/ Joseph W. Bean
Name:	Joseph W. Bean
Title:	Senior Vice President—Law & Administration and General Counsel

EXECUTIVE

By:	/s/ Bennett K. Hatfield
Name:	Bennett K. Hatfield
Title:	President and Chief Executive Officer

Date: October 23, 2012

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